UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2016

MOBILE LADS CORP.

(Exact name of registrant as specified in charter)

Nevada	333-189723	42-1774611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3370 NE 190th Street, Suite 3815 Aventura, Florida	33180
(Address of principal executive offices)	(Zip Code)

1-800-470-9216

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02.

Unregistered Sales of Equity Securities.

On January 19, 2016, Mobile Lads Corp. (the “Company”) issued 21,000,000 shares of common stock to a director and various companies.  The issuance of the shares of common stock was made in consideration for services provided to the Company.

On January 25, 2016, the Company authorized the issuance of 1,000,000 shares of Series A Preferred Stock to two individuals.  The issuance of the Series A Preferred was made in consideration for services provided to the Company.

All of the shares issued above were issued in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Regulation S as the shares were issued in an "offshore transaction", as defined in Rule 902(h) of Regulation and the Company did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares.  The stockholders are not a U.S. person, as defined in Regulation S, and were not acquiring the shares for the account or benefit of a U.S. person.

Item 3.03.

Material Modification to Rights of Security Holders

On January 20, 2015, the Company filed a Certificate of Designation of Series A Preferred Stock (the "Certificate of Designation”) with the Nevada Secretary of State designating 1,000,000 of the Company's previously authorized preferred stock.  Each share of Series A Preferred Stock entitles the holder thereof to one thousand votes per share on all matters to be voted on by the holders of the Company’s common stock and is not convertible into any shares of the Company's common stock.  With respect to rights on liquidation, dissolution or winding up, shares of Series A Preferred Stock rank on a parity with the Company's common stock.  The foregoing description of the terms of the Series A Preferred Stock is qualified in its entirety by the provisions of Certificate of Designations filed as Exhibit 3.1 hereto.

Item 5.01.

Changes in Control of Registrant.

Pursuant to the share issuance stated in Item 3.02 above, Michael Paul now has voting control over 54.9% of the Company’s voting stock.

To the knowledge of the Company, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 14, 2016, the Board of Directors of the Company as well as a majority of the Company’s shareholders voted to effect the following changes, by amending the articles of the Company:

1.

increasing the authorized capital of the Company from 250 million shares of common stock to 950 million shares of common stock;

2.

creating a new class of 10,000,000 shares of preferred stock; and

3.

changing the par value of the Company’s common stock from $0.001 per share to $0.00001 per share.

The Company filed a Certificate of Amendment with the Nevada Secretary of State on the same date.

Item 9.01       Financial Statements And Exhibits

(d)   Exhibits

Exhibit Number	Description of Exhibit
3.1	Certificate of Designation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE LADS CORP.
Date: January 25, 2016	By:	/s/ Michael Anthony Paul
Michael Anthony Paul, President & C.E.O.